Exhibit 10.3

REGISTRATION AND INVESTOR RIGHTS AGREEMENT

by and between

Citigroup Inc.

and

Legg Mason, Inc.

Dated as of December 1, 2005

Table of Contents

1.	Certain Definitions.	1

2.	Shelf Registration Statement.	4

3.	Additional Demand Registrations.	5

4.	Piggyback Registrations.	7

5.	Other Registrations	8

6.	Selection of Underwriters.	9

7.	Holdback Agreements.	9

8.	Procedures.	9

9.	Registration Expenses.	14

10.	Indemnification.	15

11.	Rule 144.	17

12.	Transfer of Registration Rights.	17

13.	Conversion of Other Securities.	17

14.	Lock-Up of Stockholder.	18

15.	Transfer Restrictions.	18

16.	Standstill.	18

17.	Miscellaneous.	20

REGISTRATION AND INVESTOR RIGHTS AGREEMENT dated as of December 1, 2005, by and between Legg Mason, Inc., a Maryland corporation (the “Company”), and Citigroup Inc., a Delaware corporation (the “Stockholder”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration and Investor Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration and Investor Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Beneficial Owner,” “Beneficial Ownership,” “Beneficially Own” or “Beneficially Owned” has the meaning given such term in Rule 13d-3 under the Exchange Act.

“Blackout Period” has the meaning set forth in Section 8(e) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Closing Date” has the meaning set forth in the Transaction Agreement.

“Common Stock” means common stock, par value $.10 per share, of the Company.

“Common Stock Consideration” means the shares of Common Stock issued to the Stockholder pursuant to the Transaction Agreement.

“Common Stock Permitted Transferee” means, to the knowledge of the Stockholder (based solely on information contained in filings with the SEC pursuant to Rule 13d-1 under the Exchange Act and, in determining the number of outstanding shares of Common Stock, the Company’s SEC filings and determined via inquiry, where practicable, in the case of private transactions) with respect to any transfer, any Person whose Beneficial Ownership of Common Stock, when combined with (i) the shares of Common Stock that would be obtained upon consummation of such transfer and (ii) any other shares of Common Stock Beneficially Owned by any of such Person’s Affiliates, does not exceed 4.9% of the outstanding shares of Common Stock.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 17(c) hereof.

“Convertible Preferred Stock” means the Series A Convertible Preferred Stock, par value $10.00 per share, of the Company referred to in the Articles Supplementary of the Company filed with the State Department of Assessments and Taxation of Maryland on November 29, 2005.

“Delay Period” has the meaning set forth in Section 3(d) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Full Cooperation” means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “road-show” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock) that do not unreasonably interfere with the executive officers’ performance of their duties in a manner that is not customarily expected for similar transactions and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith as reasonably requested by the underwriter(s) containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

“Fully Marketed Underwritten Offering” means an underwritten offering in which there is Full Cooperation.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Nasdaq” means the Nasdaq quotation system, or any successor reporting system.

“NYSE” means the New York Stock Exchange, Inc.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 4(a) hereof.

“Preferred Stock Consideration” means the shares of Series A Convertible Preferred Stock issued to the Stockholder pursuant to the Transaction Agreement.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Stock” means (i) all shares of Common Stock issued as Common Stock Consideration, (ii) all shares of Common Stock issued or issuable upon conversion of the Preferred Stock Consideration and (iii) any other security into or for which the Common Stock referred to in clause (i) or (ii) has been or is to be converted, substituted or exchanged, and any security issued or issuable with respect to such Common Stock or preferred stock upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise, except “Registrable Common Stock” shall not include any Common Stock from and after the time that (x) the Stockholder owns less than one-third of the Stock Consideration and (y) such Common Stock may be freely sold pursuant to Rule 144(k) in the reasonable determination of the Stockholder in consultation with counsel or in the reasonable determination of the Company in consultation with counsel, subject, in the case of determination by the Company, to the prior removal of all restrictive legends from, and any stop transfer instruction with respect to, such Common Stock so as to permit such sale pursuant to Rule 144(k). For purposes of determining the number of shares of Registrable Common Stock held by any Person and the number of shares of Registrable Common Stock outstanding, for purposes of this Agreement but not for any other purpose, a holder of record of Convertible Preferred Stock shall be deemed to be a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Stock and all of such shares of Common Stock shall be deemed to be outstanding shares of Registrable Common Stock.

“Registration Expenses” has the meaning set forth in Section 9(a) hereof.

“Registration Statement” means any registration statement of the Company that covers the offer and sale of any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Stock Consideration” means the Common Stock Consideration and the Preferred Stock Consideration, collectively.

“Stockholder” has the meaning set forth in the introductory paragraph.

“Suspension Notice” has the meaning set forth in Section 8(e) hereof.

“Transaction Agreement” means the Transaction Agreement, dated as of June 23, 2005, between the Company and the Stockholder.

“underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(ii) of the Securities Act) for resale to the public.

2. Shelf Registration Statement.

(a) Right to Effective Registration. The Company shall promptly file, and use its reasonable best efforts to cause to be declared effective by the SEC not later than the expiration of the “lock-up period” specified in Section 14, a shelf registration statement on Form S-3 providing for the resale pursuant to Rule 415 from time to time by the Stockholder of such number of shares of Registrable Common Stock to be specified by the Stockholder not to exceed such number of shares of Registrable Common Stock represented by two-thirds of the Stock Consideration (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). The Company shall maintain the effectiveness of the Shelf Registration Statement until the earliest of (i) such time as the Common Stock covered by the Shelf Registration Statement can be sold without any limitations under clauses (c), (e), (f) and (h) of Rule 144 or similar rule adopted by the SEC, provided that this clause (i) shall have no effect until after such time that the Stockholder ceases to own two-thirds of the Stock Consideration, (ii) 24 months in the aggregate plus the duration of any Blackout Period and (iii) such date as of which all of the Registrable Common Stock have been sold pursuant to the Shelf Registration Statement. The plan of distribution contained in the Shelf Registration Statement shall be as set forth in Exhibit A attached hereto, unless otherwise determined by the Stockholder.

(b) Number of Fully Marketed Underwritten Offerings. The Stockholder shall be entitled to request an aggregate of four (4) Fully Marketed Underwritten Offerings pursuant to the Shelf Registration Statement; provided that Stockholder shall be entitled to request no more than two (2) underwritten offerings pursuant to the Shelf Registration Statement in any 12 month period. If the Stockholder requests a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith. An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Full Cooperation in connection therewith. Except as provided in this Section 2(b), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

3. Additional Demand Registrations.

(a) Right to Request Registration. Any time after the time period for which the Company shall maintain the effectiveness of a Shelf Registration Statement, the Stockholder may request registration for resale under the Securities Act of all or part of the Registrable Common Stock pursuant to a Registration Statement separate from the Shelf Registration Statement (a “Demand Registration”). As promptly as practicable after such request, but in any event within 30 days of such request by the Stockholder, the Company shall file a registration statement registering for resale such number of shares of Registrable Common Stock held by the Stockholder as requested to be so registered (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Demand Registration Statement”). In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation.

(b) Number of Demand Registrations. The Stockholder will be entitled to request two (2) Demand Registrations pursuant to Section 3(a). A registration shall not count as one of the permitted Demand Registrations pursuant to Section 3(a) (i) until the related Demand Registration Statement has become effective or (ii) if there was not Full Cooperation in connection therewith.

(c) Priority on Demand Registrations. If a Demand Registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Common Stock requested by the Stockholder to be included in such registration and (ii) second, among all shares of Common Stock requested to be included in such registration by any other Persons (including securities to be sold for the account of the Company) allocated among such Persons in such manner as they may agree.

(d) Restrictions on Demand Registrations. The Company may postpone the filing or the effectiveness of a Demand Registration Statement if, based on the good faith judgment of the Company, such postponement is necessary in order to avoid premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Stockholder requesting such Demand Registration Statement shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective, to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Stockholder of (x) any postponement of the filing or effectiveness of a Demand Registration Statement pursuant to this Section 3(d), (y) the Company’s decision to file or seek effectiveness of such Demand Registration Statement following such postponement and (z) the effectiveness of such Demand Registration Statement. The Company may defer the filing or effectiveness of a particular Demand Registration Statement pursuant to this Section 3(d) only once during any 12-month period. Notwithstanding the provisions of this Section 3(d), the Company may not postpone the filing or effectiveness of a Demand Registration Statement past the date that is the earliest of (a) the date upon which any disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed is disclosed to the public or ceases to be material, (b) forty-five (45) days after the date upon which the Company has determined such matter should not be disclosed and (c) such date that, (x) prior to the date that is one year after the Closing Date, if such postponement continued, would result in there being more than ninety (90) days in the aggregate during which the filing or effectiveness of one or more Registration Statements has been so postponed, and (y) from and after the date that is one year after the Closing Date, if such postponement continued, would result in there being more than one hundred eighty (180) days in the aggregate in any 12 month period during which the filing or effectiveness of one or more Registration Statements has been so postponed. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period.”

(e) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period of at least 45 days from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Delay Period and any Blackout Period, or such shorter period that shall terminate when all of the Registrable Common Stock covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

4. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to the Stockholder of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Common Stock with respect to which the Company has received a written request from the Stockholder for inclusion therein within 15 days after the receipt of the Company’s notice; provided, however, that the Stockholder shall not be entitled to a right to piggyback on any registration by the Company on behalf of certain sellers of capital stock issued in connection with a European acquisition transaction under that certain Registration Rights Agreement between the Company and such sellers, so long as there is no right to piggyback on a registration of Common Stock by the Company on behalf of the Stockholder granted under that certain Registration Rights Agreement. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Stockholder’s right to immediately request a Demand Registration hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 3 of this Agreement.

(b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the primary use of proceeds does not include the repurchase, redemption, acquisition or retirement of capital stock of the Company (a “Stock Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the extent not prohibited under agreements in effect or to which the Company is committed as of the date of the Transaction Agreement, in the case of an offering that is priced prior to the date that is one year after the Closing Date, to the Registrable Common Stock requested to be included in such Registration by the Stockholder, and, in the case of an offering that is priced thereafter, to (x) the securities requested to be included therein by the holder(s) requesting such registration if and to the extent that such holder(s) were granted registration rights by the Company prior to the date of the Transaction Agreement and (y) the Registrable Common Stock requested to be included in such registration by the Stockholder, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company’s securities other than Registrable Common Stock or on behalf of the Company where the use of proceeds includes a Stock Repurchase and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the extent not prohibited under agreements in effect or to which the Company is committed as of the date of the Transaction Agreement, in the case of an offering that is priced prior to the date that is one year after the Closing Date, to the Registrable Common Stock requested to be included in such Registration by the Stockholder, and, in the case of an offering that is priced thereafter, to (x) the securities requested to be included therein by the holder(s) requesting such registration if and to the extent that such holder(s) were granted registration rights by the Company prior to the date of the Transaction Agreement, (y) the Registrable Common Stock requested to be included in such registration and (z) securities requested to be included therein by the Company for its own account to the extent that the use of proceeds includes a Stock Repurchase, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders and the Company and (ii) second, to other securities (including Registrable Common Stock) requested to be included in such registration by other security holders, the Company and the Stockholder, pro rata among such holder(s), the Company and the Stockholder on the basis of the number of shares requested to be registered by them.

5. Other Registrations

The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or not inconsistent with the rights granted to the Stockholder and that do not adversely affect the priorities set forth herein of the Stockholder.

6. Selection of Underwriters.

If any of the Registrable Common Stock covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Stockholder shall have the right to select the underwriters to administer the offering, each such underwriter subject, in all cases other than the selection of an Affiliate of the Stockholder, to the prior approval of the Company, which approval shall not be unreasonably withheld.

7. Holdback Agreements.

The Company agrees not to, and shall exercise its reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of 5% or more of the Company’s outstanding voting stock not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the 120 days beginning on the effective date of any underwritten Demand Registration Statement or any underwritten Piggyback Registration Statement or the pricing date of any underwritten offering pursuant to a Shelf Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period, provided that in the case of all offerings subsequent to the earlier of the effective date of the first Demand Registration involving a consummated underwritten offering or the pricing date of the first consummated underwritten offering pursuant to the Shelf Registration Statement, such 120 day period shall be reduced to 30 days in the case of directors, executive officers and beneficial owners of 5% or more of the Company’s outstanding voting stock.

8. Procedures.

(a) In connection with the Shelf Registration Statement and any Demand Registration Statement or Piggyback Registration Statement, the Company shall use its reasonable best efforts to effect the registration and the sale of the Registrable Common Stock in accordance with the intended methods of disposition thereof, and the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the Stockholder and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Stockholder, the exhibits incorporated by reference, and the Stockholder (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Stockholder (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be required to keep such Registration Statement effective for a period of not less than 180 days, in the case of a Demand Registration Statement or an aggregate of 24 months, in the case of a Shelf Registration Statement (plus, in each case, the duration of any Delay Period and any Blackout Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholder set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Stockholder or any underwriter(s) in connection with each shelf takedown;

(iii) furnish to the Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Stockholder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Common Stock;

(iv) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as the Stockholder and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholder and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(v) notify the Stockholder and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Stockholder or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as the Stockholder or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, causing senior management and other Company personnel to cooperate with the Stockholder and the underwriter(s) in connection with performing due diligence) and (iii) use its reasonable best efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Stockholder, provided that if the Company shall fail to cause to be delivered such opinions of counsel in the context of a Fully Marketed Underwritten Offering, such offering shall not count as one of the Fully Marketed Underwritten Offerings pursuant to Section 2(b) or Section 3(b);

(vii) in connection with each Demand Registration pursuant to Section 3 and each Fully Marketed Underwritten Offering requested by the Stockholder under Section 2, cause there to occur Full Cooperation and, in all cases other than in connection with a Fully Marketed Underwritten Offering, cause members of senior management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers) that do not unreasonably interfere with the conduct of the Company’s business or involve travel for such members of senior management;

(viii) make available for inspection by the Stockholder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable efforts to cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which the Common Stock of the Company is then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

(x) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

(xi) if requested, use its reasonable best efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company’s independent registered public accountants addressed to the Stockholder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings, provided that if the Company shall fail to cause to be delivered such letters in the context of a Fully Marketed Underwritten Offering, such offering shall not count as one of the Fully Marketed Underwritten Offerings pursuant to Section 2(b) or Section 3(b); and

(xii) promptly notify the Stockholder and the underwriter or underwriters, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Stockholder furnished to the Company by or on behalf of the Stockholder specifically for use therein or relating to any underwriter of the transaction furnished to the Company by or on behalf of any underwriter specifically for use therein).

(c) The Company shall make available to the Stockholder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, copies of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Stockholder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock. The Company will promptly notify the Stockholder of the effectiveness of each Registration Statement or any post-effective amendment. The Company will respond reasonably promptly to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

(d) The Company may require the Stockholder to furnish to the Company any other information regarding the Stockholder and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.

(e) The Stockholder agrees that, upon notice from the Company of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to such Registration Statement for a reasonable length of time not to exceed twenty (20) days (sixty (60) days in the case of an event described in Section 3(d)) until the Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus (if required in order to eliminate such untrue statement or omission) as contemplated by Section 8(a) hereof; provided, however, that prior to the date that is one year after the Closing Date, such postponement of sales of Registrable Common Stock shall not exceed ninety (90) days in the aggregate and from and after the date that is one year after the Closing Date, such postponement of sales of Registrable Common Stock by the Stockholder shall not exceed one hundred eighty (180) days in the aggregate in any 12-month period. If the Company shall give the Stockholder any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Stockholder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 8(a) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than a total of three (3) Suspension Notices or notices of any Delay Period in any 12-month period.

9. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and NASD filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock or any fees or disbursements of counsel for the Stockholder), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) The obligation of the Company to bear the expenses described in Section 9(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

10. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Stockholder and its officers, directors, employees and Affiliates and each Person who controls the Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to the Stockholder furnished in writing to the Company by the Stockholder expressly for use therein or information relating to any underwriter of the transaction furnished in writing to the Company by or on behalf of any underwriter specifically for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholder.

(b) In connection with any Registration Statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required to be included in, any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Stockholder furnished in writing to the Company by the Stockholder expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder unless and only to the extent that the Company is materially prejudiced by such failure.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Stockholder be greater in amount than the amount of net proceeds received by the Stockholder upon such sale.

11. Rule 144.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Stockholder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Stockholder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholder, the Company will deliver to the Stockholder a written statement as to whether it has complied with such information and requirements.

12. Transfer of Registration Rights.

(a) The Stockholder may transfer all or any portion of its then-remaining rights under this Agreement to any transferee who is an Affiliate of the Stockholder (each, a “transferee”). Any transfer of registration rights pursuant to this Section 12 shall be effective upon receipt by the Company of (x) written notice from the Stockholder stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from the transferee to be bound by all of the covenants contained in Agreement that are binding on the Stockholder. In connection with any such transfer, the term “Stockholder” as used in this Agreement shall, where appropriate to assign such rights to such transferee, be deemed to refer to the transferee holder of such Registrable Common Stock. The Stockholder and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.

(b) After such transfer, the Stockholder shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by the Stockholder. Upon the request of the Stockholder, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

13. Conversion of Other Securities.

If the Stockholder offers Registrable Common Stock by forward sale, or any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Common Stock, the Registrable Common Stock subject to such forward sale or underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to this Agreement, it being understood that the Company shall not be required pursuant to this Section 13 to maintain the effectiveness of any Registration Statement beyond the time periods otherwise required by this Agreement.

14. Lock-Up of Stockholder.

The Stockholder agrees that it will not publicly sell any shares of Registrable Common Stock prior to the date that is the earlier of (a) the filing deadline for the 2006 annual report of the Company filed on Form 10-K and (b) the later of (i) the 90th day after the Closing Date or (ii) the date upon which the Stockholder delivers any and all audited financial statements of the CAM Business (as defined in the Transaction Agreement) that are required pursuant to Regulation S-X under the Securities Act to be included or incorporated by reference in the Shelf Registration Statement, provided, however, that nothing in this Section 14 will restrict sales of Registrable Common Stock to the Company or to an Affiliate of the Stockholder or in any other transaction not requiring registration under the Securities Act if the transferee agrees to the transfer and other restrictions set forth in this Agreement to which the Stockholder was subject with respect to the transferred shares of Registrable Common Stock.

15. Transfer Restrictions.

(a) In any offer or sale of Common Stock Consideration or Common Stock underlying the Preferred Stock Consideration, the Stockholder may sell Common Stock only to a Common Stock Permitted Transferee in a transaction that involves the transfer of one percent (1%) or less of the Common Stock then outstanding to any Person or group of Persons under common control or acting in concert, provided, however, that this Section 15 will not apply to any transfer (i) to an Affiliate of the Stockholder or to the Company, (ii) pursuant to Rule 144, (iii) pursuant to a Demand Registration Statement, a Piggyback Registration Statement or a broadly distributed underwritten offering under the Shelf Registration Statement or (iv) any public sale pursuant to the Shelf Registration Statement where it would be impracticable for the Stockholder to determine the identity of the ultimate transferee or where such identity is not customarily made known to the transferor for similar transactions.

(b) The Stockholder agrees that it will not sell more than two-thirds of the Stock Consideration within the first 12 months after the Closing Date.

(c) Common Stock issued upon conversion of shares of Convertible Preferred Stock shall bear a legend that is appropriate to reflect the restrictions contemplated by this Agreement and the Transaction Agreement.

16. Standstill.

The Stockholder agrees that from and after the date of this Agreement, until the later to occur of (1) the date on which the Registrable Common Stock Beneficially Owned by the Stockholder and its Affiliates ceases to constitute greater than 3% of the issued and outstanding shares of Common Stock (after giving effect the conversion by the Stockholder and its Affiliates of any shares of Convertible Preferred Stock owned, directly or indirectly, by such Persons) and (2) the tenth anniversary of the Closing Date, it will not, and it will cause its Affiliates not to, without the prior written consent of the Company:

(a) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether through market purchases, tender or exchange offer or otherwise, record or beneficial ownership of, or the right to vote, (i) more than 3% of the outstanding voting securities of the Company or direct or indirect rights to acquire more than 3% of the outstanding voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person, or (ii) more than 14.9% of the outstanding capital stock of the Company or direct or indirect rights to acquire more than 14.9% of the outstanding common stock of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

(b) make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

(c) other than as contemplated by the Transaction Agreement, propose or seek to effect a merger, consolidation, recapitalization, reorganization, restructuring, sale, lease, exchange or other disposition of all or substantially all of the assets of or other business combination involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of the Company’s or such subsidiary’s business or assets or any other type of transaction that would result in a change in control of the Company;

(d) other than as contemplated by the Transaction Agreement, make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any extraordinary transaction involving the Company or any of its securities or assets;

(e) seek to exercise any control or influence over the management of the Company or its board of directors or any of the businesses, operations or policies of the Company;

(f) form, join or in any way participate in a “group” as defined in Regulation 13D-G under the Exchange Act, in connection with any of the foregoing; or

(g) request the Company, directly or indirectly, to amend or waive any provision of this paragraph.

(h) Notwithstanding anything to the contrary in this Section 16, nothing shall (i) restrict sales of Common Stock by any Affiliate or subsidiary of the Stockholder as nominee of customers or in connection with banking, brokerage or asset management activities in the ordinary course of business, (ii) prevent or restrict acquisitions of a previously unaffiliated business or entity that owns securities of the Company; (iii) prevent the increase of the Stockholder’s Beneficial Ownership of securities of the Company above 3% or more of securities of the Company then outstanding as a result of a reduction in the number of securities of the Company outstanding due to the repurchase of securities by the Company; or (iv) prevent an inadvertent increase of the Stockholder’s Beneficial Ownership of securities of the Company above 3% or more of the securities of the Company then outstanding, provided, that, the Stockholder, after becoming aware of such inadvertent increase and upon the written request of the Company, sells such securities of the Company as necessary to reduce the Stockholder’s Beneficial Ownership of securities of the Company below 3% within ten (10) business days of such request.

17. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Stockholder, shall also be sent via e-mail,

If to the Company:

Legg Mason, Inc.

100 Light Street

Baltimore, Maryland 21202

Attention: Deputy General Counsel

Facsimile No.: (410) 454-4607

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attention: John A. Marzulli Jr.

Facsimile No.: (646) 848-8590

If to the Stockholder:

Citigroup Inc.

399 Park Avenue

New York, New York 10022

Attn:	Andrew M. Felner, Esq.
Deputy General Counsel

Facsimile No.: (212) 559-7057

Email: felnera@citigroup.com

With a copy to:

Citigroup Inc.

425 Park Avenue

New York, New York 10022

Attn:	John R. Dye, Esq.
General Counsel—Capital Markets

Facsimile No.: (212) 793-7600

Email: dyej@citigroup.com

If to a transferee Stockholder, to the address of such transferee Stockholder set forth in the transfer documentation provided to the Company;

in each case with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Attention: Gregory A. Fernicola, Esq.

Facsimile No.: (212) 735-2000

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Stockholder or a permitted transferee, shall further evidence such obligation by executing and delivering to the Stockholder and such transferee a written agreement to such effect in form and substance satisfactory to the Stockholder.

(d) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 17(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in separate counterparts (including by facsimile), with the same effect as if each of the parties had signed the same document. Each such counterpart shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholder.

(l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

[Execution Page Follows]

IN WITNESS WHEREOF, this Registration and Investor Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

LEGG MASON, INC.

By:	/s/ Peter L. Bain
Name:	Peter L. Bain
Title:	Senior Executive Vice President

CITIGROUP INC.

By:	/s/ Anthony Lazzara
Name:	Anthony Lazzara
Title:	Managing Director, M&A Execution

Exhibit A

PLAN OF DISTRIBUTION

The Company is registering the shares of common stock covered by this prospectus for the selling stockholder. As used in this prospectus, “selling stockholder” includes the donees, transferees, pledgees or others who may later hold the selling stockholder’s interests. Pursuant to a registration rights agreement, dated as of December 1, 2005, the Company agreed to register the common stock owned by the selling stockholder and to indemnify the selling stockholder against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, the Company also agreed to pay the costs and fees of registering the shares of common stock; however, the selling stockholder will pay any brokerage commissions or underwriting discounts relating to the sale of the shares of common stock.

The selling stockholder may sell the common stock being offered hereby in one or more of the following ways at various times:

•	to underwriters for resale to the public or to institutional registrations;

•	directly to institutional registrations; or

•	through agents to the public or to institutional registrations.

The selling shareholder may offer its shares of common stock in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those shares of common stock on different terms pursuant to another prospectus supplement.

The selling stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the common stock on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling stockholder may also be effected through the issuance by the selling stockholder or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the selling stockholder may sell some or all of the shares of common stock covered by this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver such shares to close out its short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from the selling stockholder or others to settle such sales and may use securities received from the selling stockholder to close out any related short positions. The selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the common stock covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

•	the public offering price of the common stock and the proceeds to the selling shareholder and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling stockholder may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholder may allow other broker-dealers to participate in resales. The selling stockholder and any broker-dealers involved in the sale or resale of the common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the selling stockholder qualifies as an “underwriter,” it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

In addition to selling its common stock under this prospectus, the selling stockholder may:

•	agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

•	transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

•	sell its common stock by any other legally available means.

The selling stockholder may offer the shares of common stock to or through any broker-dealer subsidiary of Citigroup, including Citigroup Global Markets Inc. The broker-dealer subsidiaries of Citigroup are members of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered common stock. Accordingly, public offerings of offered common stock in which Citigroup’s broker-dealer subsidiaries participate will conform to the requirements set forth in Rule 2710(h) of the Conduct Rules of the NASD.